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                                                                    EXHIBIT 10.7

                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                      E & P FINANCING LIMITED PARTNERSHIP


     THIS LIMITED PARTNERSHIP AGREEMENT (this "Agreement") of E & P FINANCING LIMITED PARTNERSHIP (the "Partnership"), is made and entered into as of the _____ day of ____________, 1999, by and between E & P REIT TRUST, a Maryland real estate investment trust, (the "General Partner"), and Supertel Hospitality, Inc., a Delaware corporation, (the "Limited Partner") (collectively, the "Partners" and individually, a "Partner").

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements between the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                           FORMATION OF PARTNERSHIP
                           ------------------------

          1.1  Name.  The name of the Partnership shall be E & P Financing
               ----
Limited Partnership.

          1.2  Term.  The Partnership shall continue until December 31, 2050,
               ----
unless sooner terminated as hereinafter provided or by operation of law.

          1.3  Purpose.  The purpose and nature of the business to be conducted
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by the Partnership is to own, operate, lease, or otherwise deal solely with the
Partnership Property. The Limited Partner and the General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for the purposes of Section 7704(a) of the Code.

          1.4  Specified Office.  The specified office and place of business of
               ----------------
the Partnership, and where the records of the Partnership shall be kept, shall be 12301 Old Columbia Pike, Suite 300, Silver Spring, Maryland 20904.

          1.5  Registered Agent.  The initial registered agent shall be David E.
               ----------------
Raderman, Esquire, Gallagher Evelius & Jones, LLP, 218 North Charles Street, Suite 400, Baltimore, Maryland 21201.

          1.6  Defined Terms.
               -------------

               "Property" or "Properties" means any hotel properties (plus any personal property incidental thereto) as set forth in Exhibit A hereto.
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                                  ARTICLE II
                PERCENTAGE INTERESTS AND CAPITAL CONTRIBUTIONS
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          2.1  Percentage Interests and Initial Capital Contributions.  Each
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Partner's address and percentage interest in the Partnership ("Percentage
Interest") are as follows:

                                                       Percentage
          Partner                                      Interest
          -------                                      --------

          Limited Partner:                             99%
          309 North 5/th/ Street
          P.O. Box 1448
          Norfolk, Nebraska 68702

          General Partner:                              1%
          309 North 5/th/ Street
          P.O. Box 1448
          Norfolk, Nebraska 68702

          The General Partner's initial contribution to the capital of the Partnership shall be an undivided interest in one percent (1%) of the Properties. The Limited Partner's initial contribution to the capital of the Partnership shall be an undivided interest in ninety-nine percent (99%) of the Properties.

          2.2  Additional Contributions.  As and when the Partnership shall
               ------------------------
require funds to meet the costs and expenses of all business activities with respect to the Partnership, the General Partner shall contribute to the Partnership such required funds as may be determined by the General Partner. The Limited Partner shall have no obligation to contribute any funds pursuant to this Section 2.2.

                                  ARTICLE III
                                  MANAGEMENT
                                  ----------

          3.1  Authority of the General Partner; Indemnification.  The overall
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management and control of the business and affairs of the Partnership shall be vested in the General Partner. Except as otherwise provided in this Agreement, all decisions concerning the management of the business and affairs of the Partnership and its assets shall be made exclusively by the General Partner, all in accordance with the objects and purposes of the Partnership set forth in
Section 1.3. The General Partner shall be authorized to execute documents and take actions on behalf of the Partnership, which shall be binding on the Partnership and on which third parties shall be entitled to rely. The Partnership shall indemnify each Partner for any costs and/or expenses incurred in connection with actions taken in good faith on behalf of the Partnership.

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                                  ARTICLE IV
                                 DISTRIBUTIONS
                                 -------------

          4.1  Definition of Net Cash Flow.  As used herein, the term "Net Cash
               ---------------------------
Flow" for any period shall mean the excess, if any, of (i) the cash receipts of the Partnership (other than from a Terminating Capital Transaction (as hereinafter defined)) and amounts withdrawn from reserves, over (ii) disbursements of cash by the Partnership (other than distributions to Partners and amounts paid with receipts from a Terminating Capital Transaction), including the payment of operating expenses, debt-service on any mortgage or deed of trust encumbering the Partnership's property, capital expenditures, and such amounts as may be required by the Partnership (as reasonably determined by the General Partner) to pay Partnership expenses and to maintain reserves and working capital.

          4.2  Distribution of Net Cash Flow.  Net Cash Flow shall be
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distributed on a quarterly basis (or, at the election of the General Partner on a more frequent basis) among the Partners at such time or times as shall be determined by the General Partner in accordance with their respective Percentage Interests.

          4.3  Distribution of Proceeds from Terminating Capital Transaction.
               -------------------------------------------------------------

               (a) Any net proceeds from the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, in connection with a dissolution or termination of the Partnership (a "Terminating Capital Transaction"), shall be distributed to the Partners who have positive Capital Account balances (as hereinafter defined) in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Article V and Section 4.2 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets. Any distributions pursuant to this Section 4.3(a) shall be made by the end of the Partnership's taxable year in which liquidation occurs (or, if later, within 90 days after the date of the liquidation).

               (b) If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Article V and
Section 4.2 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, the General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be distributed by the Partnership to creditors, if any, and then to the Limited Partner in accordance with Section 4.3(a). Such contribution by the General Partner shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

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                                   ARTICLE V
                     CAPITAL ACCOUNTS; PROFITS AND LOSSES
                     ------------------------------------

          5.1  Capital Accounts.  The General Partner, on behalf of the
               ----------------
Partnership, shall establish and maintain, or cause to be established and maintained, a capital account ("Capital Account") for each Partner in accordance with the rules described in Treasury Regulation Section 1.704-1(b)(2)(iv).

          5.2  Definition of Profit and Loss.  "Profit" and "Loss" and any items
               -----------------------------
of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Treasury Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items allocable pursuant to Section 5.4, 5.5 or 5.6. All allocations of income, Profit, gain, Loss, and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Article V, except as otherwise required by Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations Section 1.704-1(b)(4).

          5.3  Allocation of Profit and Loss.  Except as otherwise provided in
               -----------------------------
this Article V, Profit and Loss of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.

          5.4  Minimum Gain Chargeback.  Notwithstanding any provision to the
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contrary, (i) any expense of the Partnership that is a "nonrecourse deduction"
within the meaning of Treasury Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners' respective Percentage Interests, (ii) any expense of the Partnership that is a "partner nonrecourse deduction" within the meaning of Treasury Regulations Sections 1.704-2(i)(2) shall be allocated in accordance with Treasury Regulation Sections 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain (as hereinafter defined) within the meaning of Treasury Regulations Section 1.704-2(f)(1) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Treasury Regulations Section 1.704-2(f) and the ordering rules contained in Treasury Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as hereinafter defined) within the meaning of Treasury Regulations Section 1.704-2(i)(4) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Treasury Regulations Section 1.704-2(i)(4) and the ordering rules contained in Treasury Regulations Section 1.704-2(j). A Partner's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3) shall be such Partner's Percentage Interest, "Partnership Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(d). A Partner's share of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1). "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(5).

          5.5  Qualified Income Offset.  If the Limited Partner receives in any
               -----------------------
taxable year an

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adjustment, allocation or distribution described in subparagraphs (4), (5), or
(6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a negative balance in such Partner's Capital Account that exceeds the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Treasury Regulations Section 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such negative Capital Account balance as quickly as possible as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to the Limited Partner in accordance with this Section 5.5, to the extent permitted by Treasury Regulations Section 1.704-1(b) and Section 5.6 hereof, items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this
Section 5.5.

          5.6  Capital Account Deficits.  Loss shall not be allocated to the
               ------------------------
Limited Partner to the extent that such allocation would cause a deficit in such Partner's Capital Account (after reduction to reflect items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.6, to the extent permitted by Treasury Regulations Section 1.704-1(b), Profit shall be allocated to such Partner in an amount necessary to offset the Loss previously allocated to such Partner under this Section 5.6.


                                  ARTICLE VI
                            TRANSFERS; TERMINATION
                            ----------------------

          6.1  Transfers.  A Partner may transfer, sell, assign, mortgage, grant
               ---------
a lien on, give or otherwise dispose of ("Transfer"), all or any part of its interest in the Partnership ("Partnership Interest") to any person.

          6.2  Termination.
               -----------

               (a) The Partnership shall terminate upon the first to occur of any of the following events or dates:

                    (i)    in accordance with Section 1.2 above;

                    (ii)   by written agreement of the Partners;

                    (iii) by the sale or other disposition of all or substantially all of the assets of the Partnership;

                    (iv) in the event of the retirement, resignation, expulsion, bankruptcy, death, insanity, incompetence, liquidation, termination or legal incapacity of the General Partner, if hereof;

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                           or

                    (v)    if for any reason there remains only one Partner.

               (b) Upon termination of the Partnership under Section 6.2(a), the Partnership shall discharge the obligations and pay the indebtedness of the Partnership, or provide therefor, and distribute the balance, if any, of the assets of the Partnership to the Partners as set forth in Section 4.3. After the foregoing has been accomplished, it shall be deemed that the Partnership has been liquidated and this Agreement shall terminate and no Partner shall have any further rights or obligations hereunder. The liquidation of the Partnership and the termination of the business and affairs of the Partnership shall be conducted by the General Partner. During such period, the business and affairs of the Partnership shall be conducted so as to maintain and preserve the assets of the Partnership in a manner consistent with the liquidation of the Partnership.

                                  ARTICLE VII
                        BOOKS, RECORDS, AND ACCOUNTING
                        ------------------------------

          7.1  Fiscal and Taxable Year.  The fiscal and taxable year of the
               -----------------------
Partnership shall be the calendar year.

          7.2  Method of Accounting.  The General Partner shall keep, or cause
               --------------------
to be kept, full and accurate records of all transactions of the Partnership in accordance with a method of accounting that is (i) permissible under the Code and (ii) agreed to by the Partners.

          7.3  Books and Records.  All books and records of the Partnership
               -----------------
shall, at all times be maintained at the principal office of the Partnership or at such other place as shall be determined by the General Partner.

          7.4  Federal Tax Returns.  The General Partner shall prepare, or cause
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to be prepared, at the expense of the Partnership, any federal information tax return required by the Code, and any required state and local tax returns for the Partnership for each taxable year of the Partnership.

          7.5  Tax Return Information.  The General Partner shall cause to be
               ----------------------
delivered to the Limited Partner such information as shall be necessary for the preparation by the Limited Partner of its federal, state and local income and other tax returns.

          7.6  Tax Matters Partner.  The General Partner shall be the Tax
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Matters Partner of the Partnership within the meaning of Section 6231 of the
Code. All elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

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                                 ARTICLE VIII
                                    GENERAL
                                    -------

          8.1  Other Businesses.  The Partners shall have the right to engage in
               ----------------
other businesses and ventures of any nature which are allowed by their respective organizational documents, including, without limitation, the ownership, management, improvement and operation of other real estate and neither the Partnership nor the other Partners shall have any right in such independent ventures or to the income or profits derived therefrom.

          8.2  Notice.  All notices, instructions, requests, demands or other
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communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when deposited in the United States Mail, by registered or certified mail, return receipt requested, postage prepaid to the addresses set forth in Article II or at such different address as shall be specified by notice given in the manner described herein.

          8.3  Applicable Law. This Agreement and the obligations of the parties
               --------------
hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Maryland.

          8.4  Entire Agreement; Amendments.  This Agreement contains the entire
               ----------------------------
agreement among the parties hereto relative to the operation of the Partnership. No variations, modifications or changes in this Agreement shall be binding upon a party unless set forth in a document duly executed by or on behalf of such party.

          8.5  Waiver.  No consent or waiver, expressed or implied, by any party
               ------
thereto of any breach or default by any other party hereto in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of another party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

          8.6  Severability.  If any provision of this Agreement or the
               ------------
application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          8.7  Counterparts.  This Agreement may be executed in counterparts and
               ------------
as so executed shall constitute one Agreement.

          8.8  Captions.  Captions and headings contained in this Agreement are
               --------
inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

          8.9  Waiver of Partition.  Each Partner hereby irrevocably waives any
               -------------------
right to partition the Property.

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          8.10  Attorney Fees.  In the event of any litigation between the
                -------------
Partners arising out of this Agreement or relating to the Partnership, the prevailing party shall be entitled to recover from the nonprevailing party its reasonable attorneys fees and costs at the trial and all appellate levels.

          8.11  Binding Effect.  Except as otherwise provided in this Agreement,
                --------------
every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives and permitted successors, transferees and assigns.


          IN WITNESS WHEREOF, this Limited Partnership Agreement is executed as of date first set forth above.

                              GENERAL PARTNER:
                              ---------------

                              E & P REIT TRUST,
                              a Maryland real estate investment trust


                              By:_________________________________________
                                 Name:  _____________________
                                 Title: President


                              LIMITED PARTNER:
                              ---------------

                              SUPERTEL HOSPITALITY, INC., a
                              Delaware corporation


                              By:_________________________________________
                                 Name:  _____________________
                                 Title: President

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